UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 18, 2014

Date of Report (date of earliest event reported)

MONTAGE TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	001-36064	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room A1601, Technology Building, 900 Yi Shan Road

Xuhui District, Shanghai, 200233

People’s Republic of China

(Address of registrant’s principal executive offices, including zip code)

Tel: (86 21) 6128-5678

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 19, 2014, Montage Technology Group Limited (the “Company”) announced the consummation of the previously announced merger of CEC Montage Merger Sub Ltd. (“Merger Subsidiary”), a Cayman Islands exempted company and wholly owned subsidiary of Montage Technology Global Holdings, Ltd. (formerly known as CEC Montage Investment Ltd.) (“Parent Assignee”), a Cayman Islands exempted company and new entity jointly formed by Shanghai Pudong Science and Technology Investment Co., Ltd., a People’s Republic of China limited liability company (“Parent”) and China Electronics Investment Holdings Limited, a People’s Republic of China limited liability company (“CEC”), with and into the Company (the “Merger”), pursuant to that certain Agreement and Plan of Merger, dated as of June 11, 2014, between the Company and Parent (the “Merger Agreement”), to which Parent Assignee and Merger Subsidiary became parties in accordance with that certain Joinder to Merger Agreement and that certain Assignment and Assumption Agreement, each entered into as of November 12, 2014. Upon completion of the Merger, the Company became a wholly-owned subsidiary of Parent Assignee. As previously announced, the Merger Agreement and the transactions contemplated thereby, including the Merger, were adopted and approved at a special meeting of the Company’s shareholders on July 31, 2014.

At the effective time and as a result of the Merger, each ordinary share of the Company issued and outstanding immediately prior to the effective time of the Merger (other than treasury shares of the Company) was converted into the right to receive $22.60 in cash, without interest thereon and less any applicable withholding taxes, in accordance with the Merger Agreement. Based on the per share consideration of $22.60 per share, the merger values the Company’s equity at approximately US$693 million.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to the Company’s Current Report on 8-K filed on June 11, 2014 and which is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the NASDAQ Global Select Market (“Nasdaq”) on November 19, 2014 that the Merger has been consummated, and trading of the ordinary shares of the Company on Nasdaq has been suspended. The Company has also filed with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist the Company’s ordinary shares from Nasdaq and deregister the Company’s ordinary shares under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”).

The Company intends to file with the SEC a certification on Form 15 requesting the deregistration of the Company’s ordinary shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

Upon the closing of the Merger, on November 18, 2014, a change in control of the Company occurred, and the Company now is a wholly owned subsidiary of Parent Assignee. See Items 2.01 and 3.03 of this Current Report on Form 8-K, which are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the memorandum and articles of association of the Company were amended and restated in their entirety as the memorandum and articles of association of Merger Subsidiary in effect immediately to the effective time of the Merger. The amended and restated memorandum and articles of association are filed as Exhibit 3.1 hereto and are incorporated by reference herein.

Item 8.01	Other Events

On November 19, 2014, the Company issued a press release regarding the consummation of the Merger and the delisting of the Company’s ordinary shares. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger dated June 11, 2014 (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on June 11, 2014)

3.1	Amended and Restated Memorandum and Articles of Association of Montage Technology Group Limited

99.1	Press Release dated November 19, 2014

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2014

Montage Technology Group Limited

/s/ Mark Voll
Mark Voll
Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

2.1	Agreement and Plan of Merger dated June 11, 2014 (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on June 11, 2014)

3.1	Amended and Restated Memorandum and Articles of Association of Montage Technology Group Limited

99.1	Press Release dated November 19, 2014